BYLAWS OF
                         INSIDER TRAVEL DEALS.COM, INC.,
                              A NEVADA CORPORATION


                                    ARTICLE I

                                     OFFICES

         1.1      Registered Office
                  -----------------

         The registered office of the corporation in the State of Nevada shall be in the City of Reno, County of Washoe.

         1.2      Other Offices
                  -------------

         The corporation shall also have and maintain an office or principal place of business at 600 West 1470 South, Bountiful, Utah 84010, and may also have offices at other places both within and without the State of Nevada or the United States as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         2.1      Meetings
                  --------

         All meetings of stockholders shall be held at the office of the corporation maintained pursuant to Section 1.2 of Article I hereof, or at any other place within or without the State of Nevada or the United States as the Board of Directors may designate.

         2.2      Telephonic/Electronic Meetings
                  ------------------------------

         Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

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                                   ARTICLE III

                                 ANNUAL MEETINGS

         3.1      Stockholders
                  ------------

         The annual meeting of the stockholders of the corporation shall be held on the second Tuesday of June in each year at 10:00 am. Mountain Standard Time, or on such other date and time as may be designated by the Board of Directors. Actions to be taken at the annual meeting of the stockholders may be taken by consent of stockholders in lieu of meeting pursuant to Section 9.2 of Article IX.

         3.2      Board of Directors
                  ------------------

         The annual meeting of the Board of Directors of the corporation shall be held on the second Tuesday of June in each year immediately following the annual meeting of the stockholders of the corporation, or on such other date and time as may be designated by the Board of Directors. Actions to be taken at the annual meeting of the Board of Directors may be taken by consent to action by directors pursuant to Section 9.3 of Article IX.

                                   ARTICLE IV

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Except  as  otherwise   provided  by  law,   special  meetings  of  the
stockholders of this corporation shall be held whenever called by the president or by a majority of the Board of Directors.

                                    ARTICLE V

                                     NOTICE

         5.1      Notice Of Stockholders' Meetings
                  --------------------------------

         The president, a vice president or the secretary shall give written notice of all stockholders' meetings stating the time, place and purpose of the meeting. The notice shall be given by U.S. mail, postage prepaid, not less than ten (10), nor more than sixty (60) days prior to the date of the meeting, to each stockholder of record at his or her address as it appears in the stock ledger of the corporation.

         Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting.

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         5.2      Stockholder Nominees
                  --------------------

         Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the discretion of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote in the election of directors at the meeting. Any nomination by a stockholder shall be given in writing to the secretary of the corporation prior to the meeting.

         5.3      Stockholder Business
                  --------------------

         At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a stockholder giving notice of such business to the secretary of the corporation prior to the meeting.

                                   ARTICLE VI

                             QUORUM OF STOCKHOLDERS

         Except as hereinafter provided or otherwise provided by the Articles of Incorporation or Bylaws, at any meeting of the stockholders, the holders of a majority of the stock issued, outstanding and entitled to vote thereat, represented by stockholders in person or by proxy, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority vote of the shares present shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

         The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting.

                                   ARTICLE VII

                                PROXY AND VOTING

         Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock ledger of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Stockholders of record entitled to vote may vote at any meeting either in person or by proxy or proxies and shall have, for each share of stock registered in his, her or its name, the number of votes

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provided by the Articles of  Incorporation  or these  Bylaws for the  particular class of such stock. Stockholders shall not have cumulative voting rights with respect to the election of Directors. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following shall constitute valid means by which a stockholder may grant such authority (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Execution may be accomplished by the signing of the writing by the stockholder or his authorized officer, director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including but not limited to, a facsimile signature. (2) A stockholder may authorize another person or persons to act for him by proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission, provided that the validity of such transmission can be determined by reference to information set forth thereon. Any copy, communication by telecopier, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission, if the copy, communication by telecopier, or other reproduction is a complete reproduction of the entire original writing or transmission. Such writing or transmission shall be filed with the secretary of the meeting before being voted. In the event that any such writing or transmission shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such writing or transmission upon all of the persons so designated unless such writing or transmission shall otherwise provide.

         No proxy shall be valid after the expiration of six (6) months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

                                  ARTICLE VIII

                                VOTING PROCEDURES

         The procedures for voting on any matter brought before a meeting of stockholders shall be determined by the chairman of the meeting. All votes and proxies shall be counted by the secretary of the corporation, or if the secretary of the corporation is absent then by an assistant secretary or a designated secretary for the meeting who shall be selected by the chairman of the meeting, and such rules and proxies shall be recorded in the minutes of the meeting.

                                   ARTICLE IX

                               WAIVER AND CONSENT

         9.1      Waiver of Notice
                  ----------------

         Whenever any notice whatsoever is required to be given by these Bylaws, or the Articles of Incorporation of this corporation, or any of the corporation

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laws of the State of Nevada,  a waiver thereof in writing,  signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Without limiting the foregoing, to the extent permitted by law, notice of any meeting will be waived by any person or persons entitled to notice thereof; by his or her attendance thereat, in person or by proxy (except when he or she attends the meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened). Any person or persons waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.

         9.2      Consent Of Stockholders In Lieu Of Meeting
                  ------------------------------------------

         Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting without notice and without a vote, if a consent in writing setting forth the action so taken, is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted.

         9.3      Consent To Action By Directors
                  ------------------------------

         Any action required or permitted to be taken at any meeting of the Board, body or committee may be taken without a meeting if; before or after such action, a written consent thereto is signed by all members of the Board, body, or committee.

                                    ARTICLE X

                               BOARD OF DIRECTORS

         The Board of Directors shall be chosen by ballot at the annual meeting of the stockholders or at any meeting held in place thereof as provided by law. The authorized number of directors of this corporation shall be no less than one and no more than nine. Subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, by resolution adopted, increase or decrease the number of the directors of this corporation, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Directors need not be stockholders in the corporation. Directors shall be over the age of eighteen (18).

                                   ARTICLE XI

                               POWERS OF DIRECTORS

         In the management and control of the property, business, and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself; as far as this delegation of authority is not inconsistent with the Nevada General Corporation Law, with the Articles of Incorporation of the corporation, or with these Bylaws. Directors and members of

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committees  may receive such  compensation,  if any,  for their  services in any capacity, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

                                   ARTICLE XII

                              LIMITATIONS OF POWER

         The enumeration of the powers and duties of the directors in these Bylaws shall not be construed to exclude all or any powers and duties, except insofar as the same are expressly prohibited or restricted by the provisions of these Bylaws or the Articles of Incorporation. The directors may exercise all other powers and perform all such duties as may be granted by the Nevada General Corporation Law and as do not conflict with the provisions of these Bylaws or the Articles of Incorporation.

                                  ARTICLE XIII

                              MEETINGS OF DIRECTORS

         13.1     Regular and Special Meetings
                  ----------------------------

         Regular meetings of the Board of Directors shall be held at such places and at such times as the Board by vote may determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place, whenever called by the chairman of the Board of Directors or a majority of directors, notice thereof being given to each director by the secretary or an assistant secretary or an officer calling the meeting, or at any time without formal notice provided all the directors are present or those not present shall waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof; shall be given by U.S. mail, postage prepaid, to each director at his or her residence or business address at least four (4) days before the meeting, or by delivering the same to him or her personally or telegraphing or transmitting by facsimile the same to him or her at his or her residence or business address not later than forty-eight (48) hours before the time at which the meeting is to be held, unless, in case of emergency, the chairman of the Board of Directors shall prescribe a shorter notice to be given personally or by telegraphing or transmitting by facsimile to each director at his or her residence or business address.

         13.2     Telephonic Electronic Meetings
                  ------------------------------

         Members of the Board of Directors or of any committee designated by the Board of Directors or body, may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

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                                   ARTICLE XIV

                               QUORUM OF DIRECTORS

         Unless the Articles of Incorporation or these Bylaws provide for a different proportion, a majority of members of the Board of Directors of the corporation, at a meeting duly assembled, shall constitute a quorum for the transaction of business. Unless a different vote be required by law, the Articles of Incorporation or these Bylaws, when a quorum is present at any meeting, the act of directors holding a majority of the voting power of the directors present shall be the act of the Board of Directors. In the absence of a quorum at a meeting, a majority of directors present thereat may adjourn such meeting from time to time to another time and place, without notice other than announcement at the meeting, until a quorum shall be present thereat.

                                   ARTICLE XV

                                   COMMITTEES

         15.1     Committees of Directors
                  -----------------------

         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, and each committee shall have as a member at least one (1) director and such other natural persons as the Board of Directors may select. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 78.195 of the Nevada General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement or plan of merger, consolidation or share exchange under the Nevada General Corporation Law, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the Board resolution establishing the committee, the Bylaws or the Articles of

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Incorporation  expressly so provide,  no such committee  shall have the power or authority to declare a dividend, or to authorize the issuance of stock.

         15.2     Committee Minutes
                  -----------------

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         15.3     Meetings and Action of Committees
                  ---------------------------------

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws applicable to the full Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and (ii) special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules not inconsistent with the provisions of these Bylaws for the government of any committee.

                                   ARTICLE XVI

                                    OFFICERS

         The officers of this corporation shall include, without limitation, a president, a secretary, and a treasurer. The Board of Directors, in its discretion, may elect a chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board of Directors shall prescribe.

         The officers of the corporation shall be elected by the Board of Directors after its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place. Any person may hold two or more offices at once. Each officer shall hold office until his or her successor is duly elected or until his or her earlier death, resignation or removal in the manner hereinafter provided.

                                  ARTICLE XVII

                             ELIGIBILITY OF OFFICERS

         The chairman of the Board of Directors need not be a stockholder. The president, secretary, treasurer, and such other officers as may be elected or appointed need not be stockholders or directors of the corporation. Any person may hold more than one office, provided the duties thereof can be consistently performed by the same person.

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                                  ARTICLE XVIII

                         ADDITIONAL OFFICERS AND AGENTS

         The Board of Directors, at its discretion, may appoint one or more vice presidents, assistant secretaries, assistant treasurers, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

                                   ARTICLE XIX

                             CHIEF EXECUTIVE OFFICER

         The chief executive officer shall have such powers and duties as may be prescribed by the Board of Directors.

                                   ARTICLE XX

                                    PRESIDENT

         The president of the corporation, when present, shall preside at all meetings of the stockholders and, unless a chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors. The president, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases, and contracts of the corporation. He or she shall perform all of the duties commonly incident to the office of president and shall perform such other duties as the Board of Directors shall designate.

                                   ARTICLE XXI

                             CHIEF FINANCIAL OFFICER

         The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. He or she shall perform all of the duties commonly incident to the office of Chief Financial Officer and such other duties as the Board of Directors shall designate. The books of account shall at all reasonable times be open to inspection by any director.

                                  ARTICLE XXII

                                    SECRETARY

         The  secretary  shall  keep  accurate  minutes of all  meetings  of the stockholders and the Board of Directors, and shall perform all the duties commonly incident to the office of secretary, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The secretary shall have power, together with the president to sign stock



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certificates of the  corporation.  In the secretary's  absence at any meeting an assistant secretary or a secretary pro tempore shall perform the secretary's duties.

                                  ARTICLE XXIII

                                    TREASURER

         The treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than the treasurer's own bond, if any, which shall be in the custody of the president), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to the office of treasurer, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. The treasurer shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the directors shall designate. The treasurer may endorse for deposit or collection all checks and notes payable to the corporation or to its order, may accept drafts on behalf of the corporation, and together with the president may sign certificates of stock. The treasurer shall keep accurate books of account of the corporation's transactions which shall be the property of the corporation, and, together with all property in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors shall by general or special resolution direct. The Board of Directors may also in its discretion require, by general or special resolutions, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.

                                  ARTICLE XXIV

                               ASSISTANT OFFICERS

         Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to such assistant officer by any vice president, the secretary or the treasurer, as the case may be, or by the Board of Directors, the chairman of the Board, the chief executive officer or the president.

                                   ARTICLE XXV

                            RESIGNATIONS AND REMOVALS

         Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, or to the chairman of the Board, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

         Any director may be removed from office by the vote of stockholders representing not less than two-thirds (2/3) of the issued and outstanding



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capital  stock  entitled to vote.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by unanimous written consent of the directors in office at the time, or by any committee of superior officers upon whom such power for removal may have been conferred by the Board of Directors.

                                  ARTICLE XXVI

                                    VACANCIES

         Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until such director's successor shall have been duly elected and qualified. Vacancies in the Board of Directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors. Vacancies occurring in an office of the corporation by death, resignation or removal shall be filled for the unexpired portion of the term thereof by the Board of Directors.

                                  ARTICLE XXVII

                               STOCK CERTIFICATES

         Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and class of shares. Such certificates shall be signed by the president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.

                                 ARTICLE XXVIII

                                TRANSFER OF STOCK

         Unless limited by the Articles of Incorporation, shares of stock may be transferred by delivery of the stock certificate, representing the shares to be transferred, accompanied either by an assignment in writing on the back of the stock certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the corporation, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed, and shall be transferable on the books of the corporation upon surrender thereof so executed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of such stockholder's post office address.

                                  ARTICLE XXIX

                                    INDEMNITY

         29.1     Indemnification of Officers and Directors in Advance
                  ----------------------------------------------------

         To the maximum extent and in the manner permitted by Sections 78.7502 and 78.751 of the Nevada General Corporation Law, the corporation shall indemnify each of its directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an "officer" or "director" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         To the maximum extent and in the manner permitted by Sections 78.7502 and 78.751 of the Nevada General Corporation Law, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys' fees.

         The corporation shall pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation.

         29.2     Indemnification Of Employees And Agents
                  ---------------------------------------

         The corporation shall have the power, to the maximum extent and in the manner permitted by Sections 78.7502 and 78.751 of the Nevada General Corporation Law, to indemnify each of its employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an "employee" or "agent" any person (i) who is or was an employee or agent of the corporation, (ii) is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         The corporation shall have the power, to the maximum extent and in the manner permitted by Sections 78.7502 and 78.751 of the Nevada General Corporation Law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys' fees.

         29.3     Indemnity Not Exclusive
                  -----------------------

         The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         29.4     Indemnification For Successful Defense
                  --------------------------------------

         To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502 of the Nevada General Corporation Law, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense.

         29.5     Continuing Right to Indemnification
                  -----------------------------------

         The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the Nevada General Corporation Law continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

         29.6     Insurance and Other Financial Arrangements
                  ------------------------------------------

         The corporation shall have the power, to the maximum extent and in the manner permitted by Section 78.752 of the Nevada General Corporation Law, to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation for any liability asserted against such person and liability and expenses incurred by such person in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         29.7     Subrogation
                  -----------

         If the corporation shall make payment pursuant to this Article XXIX, it shall be subrogated to the extent of such payment to all rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

                                   ARTICLE XXX

                                  RECORD DATES

         30.1     Record Date For Notice And Voting
                  ---------------------------------

         The Board of Directors may prescribe a period not exceeding sixty (60) days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty
(60) days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

         If the Board of Directors does not so fix a record date:

         1. The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

         2. The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

         30.2     Record Date For Purposes Other Than Notice and Voting
                  -----------------------------------------------------

         For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Nevada General Corporation Law. If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth
(60th) day before the date of that action, whichever is later.

                                  ARTICLE XXXI

                              LOSS OF CERTIFICATES

         In case of loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                  ARTICLE XXXII

                               CORPORATE AUTHORITY

         32.1     Checks; Drafts; Evidences of Indebtedness
                  -----------------------------------------

         From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         32.2     Corporate Contracts and Instruments; How Executed
                  -------------------------------------------------

         The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to cause the corporation to be bound by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                                 ARTICLE XXXIII

                                   AMENDMENTS

         The Bylaws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to, or repealed by the stockholders of the issued and outstanding capital stock of this corporation, at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.

Subject to the Bylaws, if any, adopted by the stockholders of the issued and outstanding capital stock of this corporation, the Board of Directors may amend, add to, or repeal the Bylaws of the corporation.



                            CERTIFICATE OF SECRETARY

         I, James E. Solomon, the duly elected, qualified and acting Secretary of Insider Travel Deals.com, Inc., a Nevada corporation, do hereby certify that the foregoing Bylaws, comprising of a Table of Contents and pages 1-16, constitute the Bylaws of this Corporation duly and regularly adopted by the Board of Directors by Unanimous Written Consent.

         DATED this 9th day of August, 1999.


                                      /s/ James E. Solomon
                                      -----------------------------
                                      James E. Solomon,  Secretary

485970


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